CERTIFICATE OF DESIGNATION

of

SERIES B-1 CUMULATIVE 7.50% CONVERTIBLE PREFERRED STOCK SERIES B-2 CONVERTIBLE PREFERRED STOCK

of

LORAL SPACE & COMMUNICATIONS INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

Loral Space & Communications Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to authority of the Board of Directors as required by Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, (the “Certificate of Incorporation”), the Board of Directors hereby creates two series of the Corporation’s previously authorized preferred stock, par value $0.01 per share, and hereby states the designation and number of shares thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

Series B-1 Cumulative 7.50% Convertible Preferred Stock

Series B-2 Convertible Preferred Stock

I. Designation and Amount

A. The designation of these series of shares shall be as follows: (i) “Series B-1 Cumulative 7.50% Convertible Preferred Stock” (the “Series B-1 Preferred Stock”), par value $0.01 per share; and the authorized number of shares constituting such series shall be 2,000,000, and (ii) “Series B-2 Convertible Preferred Stock” (the “Series B-2 Preferred Stock”), par value $0.01 per share; and the authorized number of shares constituting such series shall be 500,000. Shares of Series B-1 Preferred Stock may be issued by the Corporation from time to time by a resolution or resolutions of the Board of Directors. Shares of Series B-2 Preferred Stock may only be issued by the Corporation pursuant to the third and fourth provisos of Section B(b) of Article V or as otherwise expressly provided herein. The number of shares of the Series B-1 Preferred Stock and Series B-2 Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors, provided that such decrease complies with the terms hereof. The shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock (and the rights, preferences, privileges and powers of the holders thereof) shall be in all respects identical and all such shares shall be deemed to be a single class with respect to all actions taken in respect thereof, except as expressly set forth and provided for in this Certificate of Designation. The shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock shall be referred to collectively as the “Series B Preferred Stock” and such reference shall be deemed to be a reference to each such series except as expressly set forth and provided for in this Certificate of Designation.

II. Rank

A. (a) With respect to dividend rights, the Series B-1 Preferred Stock shall rank (i) junior to each other class or series of capital stock which by its terms ranks senior to the Series B-1 Preferred Stock, (ii) on a parity with the Corporation’s Series A-1 Cumulative 7.50% Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), and each other class or series of capital stock which by its terms ranks on a parity with the Series B-1 Preferred Stock, and (iii) prior to the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), Class B-1 Non-Voting Stock (as defined below), Class B-2 Non-Voting Stock (as defined below), Series A-2 Convertible Preferred Stock, par value $0.01 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), Series B-2 Preferred Stock and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. Dividends paid on the shares of Series B-1 Preferred Stock and Series A-1 Preferred Stock (including any Arrearages (as defined below) and any accumulated dividends thereon) shall be allocated pro rata on a share-by-share basis among all shares of Series B-1 Preferred Stock and Series A-1 Preferred Stock then outstanding. With respect to dividend rights, all equity securities of the Corporation to which the Series B-1 Preferred Stock ranks senior, including the Common Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock, Series A-2 Preferred Stock and Series B-2 Preferred Stock are collectively referred to herein as the “Series B-1 Junior Dividend Securities”; all equity securities of the Corporation with which the Series B-1 Preferred Stock ranks on a parity, including the Series A-1 Preferred Stock, are collectively referred to herein as the “Series B-1 Parity Dividend Securities”; and all equity securities of the Corporation to which the Series B-1 Preferred Stock ranks junior are collectively referred to herein as the “Series B-1 Senior Dividend Securities.” All references herein to (i) “Class B-1 Non-Voting Stock” shall be applicable and shall mean the Class B-1 Non-Voting Common Stock, par value $0.01 per share, of the Corporation, and (ii) “Class B-2 Non-Voting Stock” shall be applicable and shall mean the Class B-2 Non-Voting Common Stock, par value $0.01 per share, of the Corporation, in each case only if and when authorized and issued pursuant to the Class B Non-Voting Stock Authorization.

(b) With respect to dividend rights, the Series B-2 Preferred Stock shall rank (i) junior to each other class or series of capital stock which by its terms ranks senior to the Series B-2 Preferred Stock, including the Series A-1 Preferred Stock and the Series B-1 Preferred Stock, and (ii) on a parity with the Corporation’s Series A-2 Preferred Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock and Common Stock, and each other class or series of capital stock which by its terms ranks on a parity with the Series B-2 Preferred Stock. Dividends paid on the shares of Series B-2 Preferred Stock, Series A-2 Preferred Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock and Common Stock shall be allocated pro rata on a share-by-share basis among all shares of Series B-2 Preferred Stock, Series A-2 Preferred Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock and Common Stock then outstanding.

B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) junior to each other class or series of capital stock which by its terms ranks senior to the Series B Preferred Stock, (ii) on a parity with the Corporation’s Series A-1 Preferred Stock and each other class or series of capital stock or series of Preferred Stock of the Corporation which by its terms ranks on a parity with the Series B Preferred Stock, and (iii) prior to the Corporation’s Common Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock and Series A-2 Preferred Stock and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. Any distribution of assets upon liquidation, distribution or winding up of the Corporation, whether voluntary or involuntary, to shares of the Series B Preferred Stock and Series A-1 Preferred Stock shall be allocated pro rata on a share-by-share basis among all shares of Series B Preferred Stock and Series A-1 Preferred Stock then outstanding. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock and Series A-2 Preferred Stock, are collectively referred to herein as “Junior Liquidation Securities”; all equity securities of the Corporation to which the Series B Preferred Stock ranks on parity, including the Series A-1 Preferred Stock, are collectively referred to herein as “Parity Liquidation Securities”; and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as “Senior Liquidation Securities”.

III. Dividends

A. Mandatory Dividends.

(a) Series B-1 Preferred Stock. To the full extent of the assets and funds of the Corporation lawfully available therefor, the Board of Directors shall declare, and the Corporation shall pay to the holders of shares of Series B-1 Preferred Stock (each a “Holder” and collectively, the “Holders”), as to each share, mandatory dividends at a rate of 7.50% per annum (such rate, the “Dividend Rate”) of the sum of (i) the Share Purchase Price plus (ii) an amount equal to all Arrearages, if any, that are payable in respect of such share, whether or not such dividends are declared, payment of which shall be made in either (i) cash or (ii) additional shares of Series B-1 Preferred Stock, or Series A-1 Preferred Stock under the circumstances set forth in Section III.D below (in either case, the “PIK Shares”), upon and pursuant to the determination of the Board of Directors pursuant to Section B of this Article III; provided, however, that prior to the earlier of the Class B Non-Voting Stock Authorization and the Majority Ownership Date, in the event that the Corporation pays any dividends or makes any other distributions on the shares of Common Stock during the period from the immediately prior Dividend Record Date to the Dividend Record Date that (assuming conversion of the Series B-1 Preferred Stock to Common Stock) would, in the aggregate, exceed the amount payable on a share of Series B-1 Preferred Stock pursuant to the Dividend Rate during such period, then, upon the request of the Holders of a majority of the shares of Series B-1 Preferred then outstanding, the Corporation shall distribute a mandatory dividend pursuant to this Section III.A, as to each share of Series B-1 Preferred Stock, equal and identical to the dividend that the Holder of such share of Series B-1 Preferred Stock would have been entitled to receive had the Holder of such share converted such share to Common Stock immediately prior to the record date of the dividends or distributions to the holders of the Common Stock during such period in lieu of the amount payable pursuant to the Dividend Rate (such dividend, the “Series B-1 Participating Dividend”). The Series B-1 Participating Dividend shall be in the same form as and otherwise identical to the dividend or distribution made to the holders of the Common Stock and shall be declared and distributed simultaneously with the declaration and distribution to the holders of the Common Stock; provided, however, that if the dividend or distribution to the holders of Common Stock was in shares of Common Stock, the Holder of each share of Series B-1 Preferred Stock shall be entitled to an additional number of shares of Series B-1 Preferred Stock (in lieu of the number of shares of Common Stock that such Holder would have otherwise received pursuant to this proviso) equal to the product of (v) the number of shares of Common Stock distributed on each share of outstanding Common Stock multiplied by (w) the Conversion Price divided by the Share Purchase Price. Dividends (other than Series B-1 Participating Dividends and Series B-2 Participating Dividends (as defined below)) shall be paid in four equal quarterly installments on January 15, April 15, July 15 and October 15 of each year, or if any such date is not a Business Day, on the Business Day immediately preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a “Dividend Payment Date”), to the Holders of record as they appear on the stock record books of the Corporation (the “Registered Holders”) on the tenth (10th) day prior to the relevant Dividend Payment Date. Dividends (other than Series B-1 Participating Dividends and Series B-2 Participating Dividends) shall be cumulative from the most recent Dividend Payment Date as to which dividends shall have been paid or, if no dividends have ever been paid, from the date of issuance and shall accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters). For the purpose of this Article III, if dividends are paid in PIK Shares, the number of PIK Shares issuable on any Dividend Payment Date for each share of Series B-1 Preferred Stock shall equal the amount payable pursuant to this Section A of Article III divided by the Share Purchase Price.

(b) Series B-2 Preferred Stock. In the event that the Corporation pays any dividends or makes any other distributions on the shares of Common Stock, then the Corporation shall distribute (unless such distribution has already been made in full pursuant to Section A of Article IV) a mandatory dividend pursuant to this Section III.A, as to each share of Series B-2 Preferred Stock, equal and identical to the dividend that the Holder of such shares of Series B-2 Preferred Stock would have been entitled to receive had the Holder of such share converted such share to Common Stock immediately prior to the record date of the dividends or distributions to the holders of the Common Stock (such dividend, the “Series B-2 Participating Dividend”). The Series B-2 Participating Dividend shall be in the same form as and otherwise identical to the dividend or distribution made to the holders of the Common Stock and shall be declared and distributed simultaneously with the declaration and distribution to the holders of the Common Stock; provided, however, that if the dividend or distribution to the holders of Common Stock was in shares of Common Stock, the Holder of each share of Series B-2 Preferred Stock shall be entitled to an additional number of shares of Series B-2 Preferred Stock (in lieu of the number of shares of Common Stock that such Holder would have otherwise received pursuant to this proviso) equal to the product of (v) the number of shares of Common Stock distributed on each share of outstanding Common Stock multiplied by (w) the Conversion Price divided by the Share Purchase Price; provided further, however, that if the dividend or distribution to the holders of Common Stock was in shares of Class B-1 Non-Voting Stock, the Holder of each share of Series B-2 Preferred Stock shall be entitled to a number of shares of Class B-2 Non-Voting Stock equal to and in lieu of the number of shares of Class B-1 Non-Voting Stock that such Holder would have otherwise received pursuant to this proviso. The Series B-2 Preferred Stock shall not be entitled to any dividends other than as provided in this Section A(b) of this Article III.

B. Dividend Determination. Not later than thirty (30) days prior to any Dividend Payment Date, the Board of Directors shall determine (the “Dividend Determination”) whether the Corporation shall pay any portion or all of the dividend in PIK Shares or in cash (the “Cash Dividend”); provided, however, that the dividend payment for all relevant periods through the seventeenth (17th) Dividend Payment Date for all shares of the Series B-1 Preferred Stock shall be payable solely in PIK Shares; provided further, however, that from and after the seventeenth (17th) Dividend Payment Date, in the event that (i) SkyNet either did not pay dividends to the holders of the SkyNet Preferred Stock or paid dividends to the holders of the SkyNet Preferred Stock, in whole or in part, in additional shares of SkyNet Preferred Stock on the “Dividend Payment Date” (as such term is defined in the Certificate of Designations of the SkyNet Preferred Stock) immediately preceding the date of the then current Dividend Determination, (ii) the Consolidated Free Cash Flow for the twelve (12) month period ending on the last day of the most recently completed fiscal quarter ending at least 50 days prior to the date of the then current Dividend Determination (such period, the “Prior Twelve Month Period”) is less than 400% of the amount that is payable on the outstanding shares of Series B-1 Preferred Stock and Series A-1 Preferred Stock on the next scheduled Dividend Payment Date to which the Dividend Determination relates (assuming such amount were to be payable as a Cash Dividend), or (iii) the Consolidated Free Cash Flow for the Prior Twelve Month Period is less than 110% of the Consolidated Free Cash Flow for the twelve (12) month period ended December 31 of the year immediately preceding the last day of the Prior Twelve Month Period, then the dividend payment for the relevant period for all Series B-1 Preferred Stock shall be payable solely in PIK Shares. If, subject to the proviso set forth in the immediately preceding sentence, the Dividend Determination is that any portion or all of the dividend be paid in (i) cash, then such portion or all of the dividend payment, as the case may be, for the relevant period shall be a Cash Dividend, and (ii) PIK Shares, then such portion or all of the dividend payment, as the case may be, for the relevant period shall be in PIK Shares. If, as a result of changes in GAAP, the Corporation’s accounting methodologies, practices, presentations or otherwise, the Board of Directors is unable to determine the Consolidated Free Cash Flow when and as required pursuant to this Section B, the Board of Directors shall, in good faith and in consultation with and after taking the advice of its independent auditors, determine the Consolidated Free Cash Flow in a manner that would most closely reflect the Consolidated Free Cash Flow that would have been determined as defined herein if such changes had not occurred and such determination of Consolidated Free Cash Flow shall be conclusive for the purposes of the Dividend Determination.

C. Accumulation. Dividends on the Series B-1 Preferred Stock shall be cumulative, and from and after any Dividend Payment Date on which any dividend that has accumulated through such date on a share of Series B-1 Preferred Stock has not been paid in full (the amount of such unpaid dividends, an “Arrearage”), additional dividends shall accumulate on such share of Series B-1 Preferred Stock in respect of the amount of such Arrearage at the Dividend Rate. Any and all such additional dividends in respect of any Arrearages shall accumulate from day to day and compound quarterly, whether or not earned or declared until the Arrearage is paid in full, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. Reference in any Article herein to dividends that have accumulated with respect to a share of Series B-1 Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, in accordance with Section E of this Article III without reference to any regular Dividend Payment Date, to Registered Holders on such record date as may be fixed by the Board of Directors (which record date shall be no less than ten (10) days prior to the corresponding payment date).

D. Payment of PIK Shares in Shares of Series A-1 Preferred Stock. The payment of any PIK Shares as dividends pursuant to this Article III shall be made in additional shares of Series A-1 Preferred Stock and not in shares of Series B-1 Preferred Stock: (i) on and after the Majority Ownership Date, or (ii) at any time and to the extent that MHR is the Beneficial Owner, directly or indirectly, after giving effect to the payment of PIK Shares in question, of less than 39.999% of the aggregate voting power of all outstanding securities issued by the Corporation. Prior to the Majority Ownership Date, the information contained in the Schedule 13D filed by MHR with the United States Securities and Exchange Commission with respect to its beneficial ownership of securities of the Corporation as stated therein, as amended from time to time, shall be conclusive for the purposes of the Corporation’s compliance with its obligations under this Section III.D, absent manifest error, unless MHR has delivered written notice to the Corporation relating to the information contained in such Schedule 13D to the Corporation as provided in Section IX.A.

E. Legal Limit on Dividends. The Board of Directors shall declare and the Corporation shall pay all dividends, in the form prescribed by this Article III, to the full extent, but only to such extent, that there exist at the time assets or funds of the Corporation legally available for the payment of dividends in accordance with the DGCL. In the event that there do not exist lawfully available funds for the payment of dividends on any Dividend Payment Date, any dividends that would otherwise be payable on all outstanding shares of Series B Preferred Stock (and on any Arrearage and any dividends accumulated thereon) (other than Series B-1 Participating Dividends and Series B-2 Participating Dividends) shall accrue and shall not be paid unless and until the Corporation has funds or other assets legally available for the payment of such dividends in accordance with the DGCL, in which event such dividends shall be payable in PIK Shares, rather than in cash.

F. Method of Payment. Dividends paid on the shares of Series B-1 Preferred Stock in an amount less than the full amount of such dividends at the time accumulated and payable on all outstanding shares of Series B-1 Preferred Stock and Series A-1 Preferred Stock (including any Arrearages and any dividends accumulated thereon) shall be allocated pro rata on a share-by-share basis among all such shares of Series B-1 Preferred Stock and Series A-1 Preferred Stock then outstanding. Dividends paid in an amount less than the full amount of dividends at the time accumulated and payable on the Series B-1 Preferred Stock (and on any Arrearage and any dividends accumulated thereon) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series B-1 Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a dividend is paid in PIK Shares, no fractional PIK Shares shall be issued, so that the number of PIK Shares issued to each Registered Holder shall be rounded down to the nearest whole number of shares of Series B-1 Preferred Stock or (to the extent contemplated by Section III.D hereof) Series-1 Preferred Stock, as applicable. All dividends paid in PIK Shares shall be deemed issued on the applicable Dividend Payment Date and shall thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, charges, security interests or other encumbrances.

G. Restrictions on Dividends. So long as any shares of the Series B-1 Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Series B-1 Junior Dividend Securities or Series B-1 Parity Dividend Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Series B-1 Junior Dividend Securities or Series B-1 Parity Dividend Securities or any warrants, rights or options exercisable for or convertible into any Series B-1 Junior Dividend Securities or Series B-1 Parity Dividend Securities, or make any distribution in respect of the Series B-1 Junior Dividend Securities or Series B-1 Parity Dividend Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Series B-1 Junior Dividend Securities to the holders of Series B-1 Junior Dividend Securities), and shall not permit any Subsidiary of the Corporation to purchase or redeem any Series B-1 Junior Dividend Securities or Series B-1 Parity Dividend Securities or any warrants, rights, calls or options exercisable for or convertible into any Series B-1 Junior Dividend Securities or Series B-1 Parity Dividend Securities unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series B-1 Preferred Stock not paid on the dates provided for in Section A of Article III hereof (including any Arrearages and any dividends accumulated thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series B-1 Preferred Stock, dividends may be declared on the Series B-1 Preferred Stock and on any series of Series B-1 Parity Dividend Securities (including the Series A-1 Preferred Stock) and paid pro rata so that the amount of dividends so declared and paid on Series B-1 Preferred Stock and such series of Series B-1 Parity Dividend Securities (including the Series A-1 Preferred Stock) shall in all cases bear to each other the same ratio that accumulated dividends (including additional dividends accumulated in respect of such accumulated dividends) on the shares of Series B-1 Preferred Stock and such Series B-1 Parity Dividend Securities (including the Series A-1 Preferred Stock) bear to each other. Notwithstanding the foregoing, this paragraph shall not prohibit the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of Series B-1 Preferred Stock or any Series B-1 Parity Dividend Security (including the Series A-1 Preferred Stock) by the Corporation in accordance with the terms of such securities.

IV. Liquidation Preference

A. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of then-outstanding shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation, prior and in preference to the holders of any Junior Liquidation Securities, whether such assets are capital or surplus of any nature, an amount per share equal to the greater of (i) the sum of (A) the Share Purchase Price plus (B) with respect to that portion of such shares of Series B Preferred Stock comprising Series B-1 Preferred Stock, an amount equal to the unpaid dividends, if any, accumulated or deemed to have accumulated thereon (including any Arrearages and any dividends accumulated thereon) through and including the date of final distribution to such Holders, whether or not such dividends are declared, plus (C) with respect to that portion of such shares of Series B Preferred Stock comprising Series B-1 Preferred Stock, the Make-Whole Amount, and (ii) the amount that would be payable to such Holders if the Holders had converted all outstanding shares of Series B Preferred Stock into shares of Common Stock immediately prior to such liquidation, dissolution or winding up (the “Liquidation Preference”). After any such payment in full, the Holders, only in their capacity as such, shall not be entitled to any further participation in any distribution of assets of the Corporation. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which Holders and Parity Liquidation Securities (including the Series A-1 Preferred Stock) are respectively entitled upon such liquidation, dissolution or winding up) among the Holders of the then-outstanding shares of Series B Preferred Stock and Parity Liquidation Securities (including the Series A-1 Preferred Stock) when such assets are not sufficient to pay in full the aggregate amounts payable thereon. The Corporation shall not make any distribution of assets upon such liquidation, dissolution or winding up in respect of any Junior Liquidation Securities, either directly or indirectly, unless prior to such distribution, the Liquidation Preference shall have been paid in full in respect of all outstanding shares of Series B Preferred Stock, and the applicable liquidation preferences shall have been paid in full in respect of all outstanding shares of Series A-1 Preferred Stock and any other Parity Liquidation Securities.

B. Neither a voluntary consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or substantially all of the Corporation’s assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article IV.

V. Mandatory Conversion and Change of Control.

A. Mandatory Conversion.

(a) If, at any time after the date that is sixty-six (66) months after the original issuance of the Series B-1 Preferred Stock, for twenty (20) Trading Days in any 30-Trading Day Reference Period, the Closing Price of the Common Stock exceeds 125% of the Conversion Price (as adjusted pursuant to Article VII hereof), then the Corporation shall have the right, at its option and election, to convert the then-outstanding shares of (X) Series B-1 Preferred Stock, in whole and not in part, into (i) at any time prior to the Majority Ownership Date, such number of shares of Common Stock as would then be permitted to be issued under Section VII.A(d)(iii), with all shares of Series B-1 Preferred Stock not so converted into Common Stock being convertible into a number of shares of Class B-1 Non-Voting Stock equal to the Class B-1 Non-Voting Stock Conversion Number on the Mandatory Conversion Date, and (ii) at any time after the Majority Ownership Date, a number of shares of Common Stock equal to the Common Stock Conversion Number on the Mandatory Conversion Date, and (Y) Series B-2 Preferred Stock, in whole and not in part, into a number of shares of Class B-2 Non-Voting Stock equal to the Class B-2 Non-Voting Conversion Number on the Mandatory Conversion Date; provided further, however, that if the Class B Non-Voting Stock Authorization shall not have occurred prior to the Mandatory Conversion Date, the Corporation shall not have the right to convert any outstanding shares of Series B Preferred Stock as provided in this paragraph into any other security of the Corporation.

(b) Notwithstanding anything in this Section A to the contrary, the Corporation shall not have the right to convert (x) the Series B-1 Preferred Stock into Common Stock or Class B-1 Non-Voting Stock, or (y) the Series B-2 Preferred Stock into Class B-2 Non-Voting Stock pursuant to this Section A unless (i) the Corporation simultaneously exercises the right, pursuant to Section V.A of the Series A Preferred Stock Certificate of Designation (the “Series A Certificate of Designation”), to convert the then-outstanding shares of Series A Preferred Stock, in whole and not in part, into shares of Common Stock or Class B-2 Non-Voting Stock, as the case may be, (ii) the Common Stock shall have been validly listed for trading on NASDAQ or another national securities exchange or quoted on a nationally recognized quotation system on each day in the 30-Day Reference Period and as of the date of such conversion, (iii) the average daily trading volume in the Common Stock during the 30-Day Reference Period is at least fifty percent (50%) of the average daily trading volume in the Common Stock for the 180-day period ending on the date of the Securities Purchase Agreement, and (iv) the Class B Non-Voting Stock Authorization has occurred. The Corporation may not effect any such conversion if such conversion would: (A) violate any provision of the Certificate of Incorporation or the Bylaws; (B) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or give rise to a right to put or to compel a tender offer for outstanding securities of the Corporation or any of its Subsidiaries under, or require any consent, waiver or approval under (unless such consent, waiver or approval is obtained prior to effecting such conversion), any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, Regulatory Approval, contract or any other agreement, instrument or obligation to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any property of the Corporation or any of its Subsidiaries is bound; (C) result in the creation or imposition of any Lien upon any assets or properties of the Corporation or any of its Subsidiaries other than immaterial Liens; or (D) violate any Law applicable to the Corporation or any of its Subsidiaries. The Holders agree to cooperate with the Corporation in providing such information and supplying such assistance as may be reasonably requested by the Corporation in connection with obtaining any consent, waiver or approval in respect of any Regulatory Approval required prior to effecting any such conversion.

(c) Notice of a conversion of shares of Series B Preferred Stock pursuant to this Section A (a “Notice of Mandatory Conversion”) shall be sent to the Holders of record by first class mail, postage prepaid, at each such Holder’s address as it appears on the stock record books of the Corporation, not before the expiration of the 30-Day Reference Period and not more than six (6) Business Days subsequent to the last day of the 30-Day Reference Period. The Notice of Mandatory Conversion shall set forth the date fixed for the conversion which shall not be before, and shall not be more than 30 days after, the date of the mailing of the Notice of Mandatory Conversion (the “Mandatory Conversion Date”) and shall set forth in reasonable detail the calculations and supporting data used by the Corporation in its determination that it had the right to effect such conversion. From and after the Mandatory Conversion Date, all dividends on the shares of Series B-1 Preferred Stock that are converted shall cease to accumulate and all rights of the Holders thereof as Holders shall cease and terminate, except if the Corporation shall default in its obligation to deliver shares of Common Stock, Class B-1 Non-Voting Stock and Class B-2 Non-Voting Stock to Holders on the Mandatory Conversion Date, in which case all such rights shall continue unless and until such shares are redeemed or converted in accordance with the terms hereof. Prior to the Mandatory Conversion Date, each Holder shall provide a written notice to the Corporation specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock to be issued. If no such notice is delivered, such certificates for shares of Common Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock and cash in lieu of fractional shares, if any, shall be delivered to such Holder. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock in such name or names. Other than such taxes, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock on conversion of Series B Preferred Stock pursuant to this Section A. On or after the Mandatory Conversion Date, each Holder whose shares are so converted shall surrender the certificate formerly evidencing such shares of Series B Preferred Stock to the Corporation at the place designated in the Notice of Mandatory Conversion. As promptly as practical, and in any event within three (3) Business Days after the Mandatory Conversion Date, the Corporation shall deliver or cause to be delivered as directed by the Holder of shares being so converted certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock to which such Holder shall be entitled. Except as otherwise specified in this Article V, for the purposes hereof, such conversion shall be deemed a conversion effected pursuant to Article VII and the terms and procedures set forth in Article VII shall apply. For such purpose, the applicable Conversion Date shall be the Mandatory Conversion Date.

(d) In the event the Corporation delivers a Notice of Mandatory Conversion, the Corporation shall be obligated to effect the conversion described therein, provided that each of the conditions to such conversion set forth in subsections (a), (b) and (c) above is (i) satisfied or (ii) waived by the Holders of a majority of the shares of Series B Preferred Stock then outstanding.

B. Change of Control. Any Holder of record immediately prior to either (i) the occurrence of a Change of Control, or (ii) the approval by the Board of Directors (or any committee thereof) in existence immediately prior to the earlier of the public announcement or consummation of such Change of Control, of such Change of Control, or any transaction related thereto or that results therefrom, whether prior or subsequent to such Change of Control (the “Change of Control Approval”), shall have the right immediately prior to the occurrence of a Change of Control or upon the Change of Control Approval, as the case may be, and may, but shall not be required to, in any case, require the Corporation to, in accordance with the procedures set forth in Sections C or D of this Article V, as the case may be, with the choice between (a) and (b) below being at the Holder’s sole discretion (and the Corporation shall not consummate a Change of Control that is not in compliance with the provisions of Section C or D of this Article V); provided, however, that if the rights of any Holder to redeem any of its shares of Series B Preferred Stock pursuant to paragraph (a) below, which right shall continue to be in full force and effect until it is exercised in full by the Holder as provided herein, arises as a result of a Change of Control as defined in paragraphs (a) or (b) of the definition thereof, such Holder may exercise its rights hereunder and under paragraph (a) below only upon or at any time following the Change of Control Approval:

(a) redeem any of the shares of Series B Preferred Stock held by such Holder in an amount per share, payable in cash (out of funds legally available therefor), equal to the amount set forth in Section IV.A(i) above; provided, however, that if (x) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the “Person” referred to in paragraph (a) of the definition of “Change of Control” is MHR, (iii) MHR is the Beneficial Owner immediately following such Change of Control of more than 50% but less than 90% of the aggregate voting power of the then outstanding capital stock of the Corporation, and (iv) such Change of Control is not approved or recommended by the Board of Directors (or a committee thereof), or (y) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the “Person” referred to in paragraph (a) of the definition of “Change of Control” acquires more than 50% of the aggregate voting power of the then outstanding capital stock of the Corporation as a result of the acquisition by such Person from MHR of any securities of the Corporation held by MHR and becomes such Person as a result of such acquisition, and (iii) such Change of Control is not first approved or recommended by the Board of Directors (or a committee thereof), then the amount per share payable in cash (out of funds legally available therefor) shall equal the amount set forth in Section IV.A(i) above less the Make-Whole Amount; or

(b) convert any of the then-outstanding shares of Series B-1 Preferred Stock into (i) such number of shares of Class B-1 Non-Voting Stock or Common Stock that the Series B-1 Preferred Stock is then convertible into pursuant to Sections VII.A(a) or VII.A(c), as the case may be, equal to the number of shares of Class B-1 Non-Voting Stock or Common Stock, as the case may be, that such Holder would receive if such then-outstanding shares of Series B-1 Preferred Stock had been converted by the Holders thereof pursuant to Article VII hereof at the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control, plus (ii) for each such share of Series B-1 Preferred Stock, such number of shares of Class B-2 Non-Voting Stock equal to (x) the Make-Whole Amount divided by (y) the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control; provided, however, that if a Cash Dividend would be permitted pursuant to Section B of Article III on the date of the consummation of such Change of Control, the Make-Whole Amount may be paid, at the Corporation’s discretion, in cash rather than in additional shares of Common Stock; provided further, however, that if (x) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the “Person” referred to in paragraph (a) of the definition of Change of Control is MHR, (iii) MHR is the Beneficial Owner immediately following such Change of Control of more than 50% but less than 90% of the aggregate voting power of the then outstanding capital stock of the Corporation, and (iv) such Change of Control is not approved or recommended by the Board of Directors (or a committee thereof), or (y) (i) the Change of Control is triggered by paragraph (a) of the definition thereof, (ii) the “Person” referred to in paragraph (a) of the definition of Change of Control acquires more than 50% of the aggregate voting power of the then outstanding capital stock of the Corporation as a result of the acquisition by such Person from MHR of any securities of the Corporation held by MHR and becomes such Person as a result of such acquisition, and (iii) such Change of Control is not first approved or recommended by the Board of Directors (or a committee thereof), then the Holder shall have the right immediately prior to the occurrence of a Change of Control, and may require the Corporation to convert all, but not less than all, of the then-outstanding shares of Series B-1 Preferred Stock held by such Holder into such number of shares of Class B-1 Non-Voting Stock or Common Stock, as the case may be, equal to the number of shares of Class B-1 Non-Voting Stock or Common Stock, as the case may be, that such Holder would receive if such then-outstanding shares of Series B-1 Preferred Stock had been converted by the Holders thereof pursuant to Article VII hereof at the Conversion Price in effect on the date immediately preceding the consummation of the Change of Control; provided further, however, that if (X) the if the Majority Ownership Date has not occurred immediately prior to the Change of Control Redemption Date, and (Y) the Class B Non-Voting Stock Authorization has not occurred prior the Change of Control Redemption Date, then (A) if Holders of record of a majority of the outstanding shares of Series B-1 Preferred Stock immediately prior to the occurrence of such Change of Control elect to convert their shares of Series B-1 Preferred Stock pursuant to this subsection (b), then (I) the Corporation shall issue (except to the extent that the immediately preceding proviso applies) to each Holder (other than any Holder electing to redeem pursuant to subsection (a) above or deemed to have made such election pursuant to Sections C or D of this Article V, as the case may be) for each share of Series B-1 Preferred Stock held by such Holder such number of shares of Series B-2 Preferred Stock equal to the Make-Whole Amount divided by the Share Purchase Price, and (II) notwithstanding anything to the contrary in this Certificate of Designation, the only dividends thereafter payable on any and all outstanding shares of Series B-1 Preferred Stock following the issuance of the Series B-2 Preferred Stock pursuant to this proviso shall be the Series B-1 Participating Dividends as set forth in Article III.A(a), and (B) if Holders of record of a majority of the outstanding shares of Series B-1 Preferred Stock immediately prior to the occurrence of such Change of Control do not elect to convert their shares of Series B-1 Preferred Stock pursuant to this subsection (b), then each Holder that elected to convert its shares of Series B-1 Preferred Stock will be deemed by the Corporation to have elected not to convert or redeem pursuant to this Section B of this Article V, and such Holder’s shares of Series B-1 Preferred Stock shall remain issued and outstanding; provided further, however, that if (X) the Majority Ownership Date has occurred immediately prior to the Change of Control Redemption Date, and (Y) the Class B Non-Voting Stock Authorization has not occurred prior the Change of Control Redemption Date, then (i) the Corporation shall convert to Common Stock the shares of Series B-1 Preferred Stock that each such Holder has elected to convert pursuant to this subsection (b), and (ii) the Corporation shall issue (except to the extent that the second preceding proviso applies) to each such Holder electing to convert its shares of Series B-1 Preferred Stock to Common Stock pursuant to this subsection (b) for each share of Series B-1 Preferred Stock so converted by such Holder, such number of shares of Series B-2 Preferred Stock equal to the Make-Whole Amount divided by the Share Purchase Price.

C. Change of Control Notice, Redemption and Conversion Procedures For Holders. Except as provided in Section D below, within thirty (30) days following any Change of Control, a notice of such Change of Control (a “Post-Closing Change of Control Notice”) shall be sent promptly to the Holders of record on the date of the consummation of such Change of Control, which Post-Closing Change of Control Notice shall describe the transaction or transactions constituting such Change of Control and set forth each Holder’s right to require the Corporation to redeem (out of funds legally available therefor) or convert any or all shares of Series B Preferred Stock held by such Holder as provided in Section V.B above, the redemption or conversion date (which date shall be thirty (30) days following the date of the Post-Closing Change of Control Notice) (the “Change of Control Redemption Date”), and the procedures to be followed by such Holders in exercising such Holder’s right to cause such redemption or conversion. Failure by the Corporation to give the Post-Closing Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Post-Closing Change of Control Notice or the failure by the Holder to deliver a Post-Closing Election Notice (as defined below), as prescribed by the preceding and following sentences, respectively, shall not prejudice the rights of any Holder to cause the Corporation to redeem or convert any such shares held by such Holder. Such Holder shall deliver, within ten (10) Business Days following receipt of the Post-Closing Change of Control Notice, or, if the Post-Closing Change of Control Notice is not given as required by this Section C, at any time following the last day the Corporation was required to give the Post-Closing Change of Control Notice in accordance with this Section C, a written notice to the Corporation (a “Post-Closing Election Notice”), stating whether it elects to require the Corporation to redeem or convert any or all such shares of Series B Preferred Stock pursuant to Section B hereof, and if so, specifying the number of shares to be so redeemed or converted; provided, however, that in the event that such Holder does not deliver a Post-Closing Election Notice within ten (10) Business Days following receipt of the Post-Closing Change of Control Notice, such Holder shall be deemed to have notified the Corporation that it elects to have all of its shares redeemed pursuant to Section B(a) of this Article V. Notwithstanding the foregoing, the Holder may provide in such Post-Closing Election Notice that it will continue to hold any number of shares of Series B Preferred Stock rather than redeeming or converting pursuant to Section B of this Article V. If the Post-Closing Election Notice states that the Holder elects to require the Corporation to redeem or convert any or all such shares of Series B Preferred Stock pursuant to Section B hereof, the Corporation shall redeem or convert the number of shares so specified on the written notice of the Holder. In the event that shares of Series B-1 Preferred Stock are converted into Common Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock, as the case may be, pursuant to Section B of this Article V, the terms and procedures to effect such conversion set forth in Article VII.A shall apply. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock as a result of a Change of Control. As to any share of Series B-1 Preferred Stock, if, and only if, and from and after the time the Change of Control Redemption Price is paid or shares of Common Stock, Class B-2 Non-Voting Stock or Series B-2 Preferred Stock are issued in accordance with the terms hereof with respect to any such share of Series B-1 Preferred Stock to be redeemed or converted pursuant to this Article V, all dividends on such share of Series B-1 Preferred Stock shall cease to accumulate and all rights of the Holder thereof as a Holder shall cease and terminate. The Corporation shall not be required to redeem any shares of Series B Preferred Stock upon any Holder’s request pursuant to Section V.B above if a third party redeems such shares of Series B Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to the Corporation set forth in this Article V. For the avoidance of doubt, any Holder may elect to notify the Corporation that it shall not require the Corporation to redeem any share of Series B Preferred Stock or convert any share of Series B-1 Preferred Stock in accordance with the procedures set forth in Section C of this Article V and any such election or notice shall not prejudice such Holder from exercising all rights to redeem any share of Series B Preferred Stock or convert any such share of Series B-1 Preferred Stock in accordance with the procedures set forth in Section C of this Article V in any subsequent Change of Control. Notwithstanding anything to the contrary in this Section C of Article V, in the event that the Holder elects or is deemed to have elected to redeem any or all such shares of Series B Preferred Stock prior to the occurrence of a Change of Control Approval, such election (or deemed election) shall remain in full force and effect until such Change of Control Approval and the Corporation shall redeem the number of shares so specified (or deemed to be specified) on the written notice of such Holder upon such Change of Control Approval, unless at any time prior to such Change of Control Approval, the Holder delivers a notice to the Corporation that it no longer elects to redeem any or all such shares of Series B Preferred Stock (an “Election Change Notice”). If such Election Change Notice states that the Holder elects to convert any or all shares of Series B-1 Preferred Stock pursuant to Section B of this Article V, then the Corporation shall convert the number of shares so specified on the written notice of the Holder.

D. MHR Change of Control Notice, Redemption and Conversion Procedures. In the event that and for as long as MHR is the holder of a majority of the then-outstanding shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, notice of any Change of Control (a “Pre-Closing Change of Control Notice”) shall be sent to MHR (i) not later than fifteen (15) Business Days prior to the Corporation entering into any binding agreement, commitment or undertaking, or the offer or acceptance of any of the foregoing (collectively, a “Change of Control Agreement”) that could, in any case, result in a Change of Control, and (ii) promptly, but in no event more than five (5) Business Days after the Corporation becomes aware of any fact, event or circumstance that could, in any case, result in a Change in Control other than as contemplated by clause (i), which Pre-Closing Change of Control Notice shall describe the transaction or transactions constituting such Change of Control and set forth MHR’s right to require the Corporation to redeem any or all shares of Series B Preferred Stock or convert any or all shares of Series B-1 Preferred Stock held by MHR at the effective time of the consummation of such Change of Control, the anticipated date of consummation of such Change of Control, and the procedures to be followed by MHR in exercising MHR’s right to cause such redemption or conversion. Failure by the Corporation to give the Pre-Closing Change of Control Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Pre-Closing Change of Control Notice, or the failure by the Holder to deliver a Pre-Closing Election Notice (as defined below), as prescribed by the preceding and following sentences, respectively, shall not prejudice the rights of MHR to cause the Corporation to redeem or convert any such shares held by MHR on the date of the consummation of such Change of Control or the date of the Change of Control Approval. Notwithstanding the foregoing, the Corporation shall have no obligation to provide MHR with the Pre-Closing Change of Control Notice under this Section V.D if in order to comply with a legal obligation to such effect, the Corporation requests but MHR does not enter into a confidentiality agreement with the Corporation in form and substance required pursuant to such legal obligation. MHR shall deliver, at least two (2) Business Days prior to the anticipated date of the consummation of such Change of Control (as set forth on the Pre-Closing Change of Control Notice) or, if the Pre-Closing Change of Control Notice is not given as required by this Section D, at any time following the last day the Corporation was required to give the Pre-Closing Change of Control Notice in accordance with this Section D, a written notice to the Corporation (a “Pre-Closing Election Notice”), stating whether it elects to require the Corporation to redeem any or all such shares of Series B Preferred Stock or convert any or all such shares of Series B-1 Preferred Stock pursuant to Section B hereof, and if so, specifying the number of shares to be so redeemed or converted; provided, however, that in the event that such Holder does not deliver a Pre-Closing Election Notice at least two (2) Business Days prior to the anticipated date of the consummation of such Change of Control (as set forth on the Pre-Closing Change of Control Notice), such Holder shall be deemed to have notified the Corporation that it elects to have all of its shares redeemed pursuant to Section B(a) of this Article V. Notwithstanding the foregoing, MHR may provide in such Pre-Closing Election Notice that it will continue to hold any number of shares of Series B Preferred Stock rather than redeeming or converting pursuant to Section B of this Article V. If the Pre-Closing Election Notice states that MHR elects to require the Corporation to redeem any or all such shares of Series B Preferred Stock or convert any or all such shares of Series B-1 Preferred Stock pursuant to Section B hereof, the Corporation shall redeem or convert the number of shares so specified on the written notice of MHR at the effective time of the consummation of such Change of Control. In the event that shares of Series B-1 Preferred Stock are converted into Common Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock, as the case may be, pursuant to Section B of this Article V, the terms and procedures to effect such conversion set forth in Article VII.A shall apply. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock as a result of a Change of Control. As to any share of Series B-1 Preferred Stock, if, and only if, and from and after the time the Change of Control Redemption Price is paid or shares of Common Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Series B-2 Preferred Stock are issued in accordance with the terms hereof with respect to any share of Series B Preferred Stock to be redeemed or converted pursuant to this Article V, all dividends on such share of Series B-1 Preferred Stock shall cease to accumulate and all rights of MHR thereof as a holder of shares of Series B-1 Preferred Stock shall cease and terminate. The Corporation shall not be required to redeem any shares of Series B Preferred Stock upon MHR’s request pursuant to Section V.B(a) above if a third party redeems such shares of Series B Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to the Corporation set forth in this Article V. For the avoidance of doubt, MHR may elect to notify the Corporation that it shall not require the Corporation to redeem any share of Series B Preferred Stock or convert any share of Series B-1 Preferred Stock in accordance with the procedures set forth in Section D of this Article V and any such election or notice shall not prejudice MHR from exercising all rights to redeem such share of Series B Preferred Stock or convert such share of Series B-1 Preferred Stock in accordance with the procedures set forth in Section D of this Article V in any subsequent Change of Control. Notwithstanding anything to the contrary in this Section D of Article V, in the event that MHR elects or is deemed to have elected to redeem any or all such shares of Series B Preferred Stock prior to the occurrence of a Change of Control Approval, such election (or deemed election) shall remain in full force and effect until such Change of Control Approval and the Corporation shall redeem the number of shares so specified (or deemed to be specified) on the written notice of MHR upon such Change of Control Approval, unless at any time prior to such Change of Control Approval, MHR delivers an Election Change Notice. If such Election Change Notice states that MHR elects to convert any or all shares of Series B-1 Preferred Stock pursuant to Section B of this Article V, then the Corporation shall convert the number of shares so specified on the written notice of MHR.

E. Change of Control Commitment. The Corporation shall not enter into any Change of Control Agreement unless (i) the terms thereof comply with the terms of this Certificate of Designation, including Article V.B hereto, and permit any Holder to exercise their rights under this Article V, and (ii) there exist funds legally available for the exercise by each Holder of its rights under subsection (a) of Section V.B or a third party under the Change of Control Agreement unconditionally agrees to redeem all the shares of Series B Preferred Stock that Holders elect to redeem as set forth in full compliance with this Article V, provided that the Corporation, or its successor, shall remain bound by all its obligations under this Article V until all shares of Series B Preferred Stock of Holders that have elected or that have been deemed to have elected to have their shares redeemed are redeemed as provided herein.

F. Asset Sale Covenants. Following the consummation of an Asset Sale (as defined in paragraph (d) of the definition of “Change of Control”), the Corporation shall not, and shall not permit any of its Subsidiaries now or hereafter existing to, directly or indirectly do any of the following (each, an “Asset Sale Covenant”):

(a) make any Restricted Payment if, at the time the Company or such Subsidiary makes such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the consummation of the Asset Sale would exceed the sum of 50% of the Adjusted Consolidated Net Income of the Corporation accrued during the period (treated as one accounting period) beginning on the Closing Date to the end of the most recent fiscal quarter ended at least 45 days prior to the date of such Restricted Payment; or

(b) if such Asset Sale involves assets other than assets owned, directly or indirectly, by SkyNet or any of its Subsidiaries, transfer, assign, contribute or otherwise deliver any Asset Sale Proceeds (or any assets purchased or otherwise obtained, in whole or in part, by such Asset Sale Proceeds), directly or indirectly, to SkyNet or any of its Subsidiaries or any of their respective successors or assigns.

VI. Voting Rights

A. The Holders shall have the voting rights set forth below and as otherwise from time to time required by law. When voting separately as a class, each share of Series B Preferred Stock shall entitle the Holder thereof to one vote.

B. So long as any shares of the Series B Preferred Stock are outstanding, each share of Series B Preferred Stock shall entitle the Holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series B Preferred Stock shall vote together with shares of Common Stock as a single class. With respect to any such vote, each share of Series B Preferred Stock shall entitle its Holder to a number of votes equal to one ten thousandth of one (1/10,000) vote for each share of Series B Preferred Stock.

C. If on any date (i) all accumulated and unpaid dividends (including any Arrearages and any dividends accumulated thereon) on shares of Series B-1 Preferred Stock or shares of Series A-1 Preferred Stock have not been paid on the dates provided for in Section A of Article III hereof or on the dates required pursuant to the terms of the Series A-1 Preferred Stock for a period, whether or not consecutive, containing in the aggregate a number of days equivalent to three (3) calendar quarters, or (ii) the Corporation fails to pay any accumulated and unpaid dividends (including any Arrearages and any dividends accumulated thereon) on the dates provided for in Section A of Article III hereof or on the dates required pursuant to the terms of the Series A-1 Preferred Stock, for which there exist at such time assets or funds legally available therefor in accordance with the DGCL, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, or if the requisite increase in the number of directors constituting the Board of Directors would require the approval of the Corporation’s stockholders, then the number of directors constituting the Board of Directors shall be increased to the extent the approval of the Corporation’s stockholders is not required and a number of directors shall resign from the Board of Directors so that the holders of shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, may elect two directors to the Board of Directors, and the holders of a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, shall have, in addition to the other voting rights set forth herein and in the Series A Certificate of Designation, the exclusive right to elect two directors (the “Additional Directors”) of the Corporation to fill such newly-created or vacated directorships; provided, however, that such Additional Directors shall not be employed by, or Affiliates of, MHR if the election of such Additional Directors would result in MHR or its employees or Affiliates constituting a majority of the Board of Directors; provided further, however, that if such Additional Director(s) will cause a majority of the Board of Directors to be appointed by the Holders of the Series A Preferred Stock and Series B Preferred, then such Additional Director(s) shall be appointed only if they are reasonably acceptable to the Corporation (provided that if such nominee(s) is/are not reasonably acceptable, then the Series A Preferred Stock and Series B Preferred Stock shall designate an alternate nominee(s) and such alternate(s) shall be considered by the Corporation in accordance with the foregoing). Additional Directors shall not be divided into any class and shall continue as directors and such additional voting rights shall continue until such time as all dividends accumulated on the Series B-1 Preferred Stock (including any Arrearages and any dividends accumulated thereon) and the Series A-1 Preferred Stock (including any Arrearages and any dividends accumulated thereon) shall have been paid in full as required pursuant to the terms hereof and the terms of the Series B Certificate of Designation, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series B Preferred Stock and Series A Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above. When voting together as a single class, as provided for herein, each share of Series B Preferred Stock and Series A Preferred Stock shall entitle the holder thereof to one vote.

D. (a) The foregoing rights of the Holders to take any action as provided in this Article VI may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chief Executive Officer of the Corporation may call, and upon the written request of holders of record of a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders.

(b) Each director elected pursuant to Section C hereof shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director’s term of office shall have terminated pursuant to the provisions of Section C hereof, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C hereof, such vacancy shall be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected pursuant to the same Section (or such director’s or directors’ successor in office), if any. If any such vacancy is not so filled within twenty (20) days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares of Series B Preferred Stock and Series A Preferred Stock then outstanding and entitled to vote for such director pursuant to the provisions of Section C hereof, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as provided herein, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C hereof, shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

E. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of any Series B-1 Senior Dividend Securities, Senior Liquidation Securities, Series B-1 Parity Dividend Securities or Parity Liquidation Securities, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its assets or otherwise; (ii) issue or increase the authorized amount of the Series A Preferred Stock or Series B Preferred Stock, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its assets or otherwise; (iii) authorize, or take any action, directly or indirectly, to alter, repeal, change or amend any provision of the Certificate of Incorporation or this Certificate of Designation, whether by or in connection with any merger, consolidation, reclassification, business combination, exchange, recapitalization, joint venture, partnership, sale, transfer, conveyance, lease, other disposition of all or substantially all of its property or assets, any similar transaction or otherwise, if such authorization or action would reasonably be expected to adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock, Series B Preferred Stock, the Common Stock into which the Series A Preferred Stock and Class B-1 Non-Voting Stock are convertible or the Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock into which the Series B Preferred Stock is convertible, or any of the holders thereof; (iv) and shall not permit any of its Subsidiaries to, sell, lease, transfer, convey or dispose of any of their respective properties or assets to, or enter any loan, guarantee or other understanding with, any Affiliate other than MHR (excluding MHR’s Affiliates except for its funds under management and any Persons controlling or under common control with such funds) (an “Affiliate Transaction”) unless (A) such Affiliate Transaction is on terms that are no less favorable to the Corporation or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arms’ length dealings with a Person who is not an Affiliate, and (B) such Affiliate Transaction is approved by the Board of Directors (or any committee thereof) excluding any interested directors; provided, however, that the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, shall not be required for any Affiliate Transaction involving (1) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors (or any committee thereof); (2) loans or advances to directors or executive officers in the ordinary course of business, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time; (3) the payment of customary fees and compensation (including health benefits, vacation, severance, compensation and similar benefits) to, and provision of customary indemnification on behalf of, directors and executive officers of the Corporation, or the entry into any contract, agreement or other arrangement therefor, in each case, as determined in good faith by the Board of Directors (or any committee thereof); (4) any transaction between or among the Corporation and/or its Subsidiaries; or (5) any transaction between the Corporation or any of its Subsidiaries and any Joint Venture (whether existing now or at any time in the future) (except for any transaction relating to or in connection with the formation of any Joint Venture), provided that (I) such transaction is on terms that are no less favorable to the Corporation or such Subsidiary than those that could be obtained at the time in arms’ length dealings and (II) the aggregate consideration or value of such transaction does not exceed $1,000,000; (v) and shall not permit any of its Subsidiaries now or hereafter existing to, as long as at least fifty (50%) percent of the shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, consummate any Significant Sale which would require or is otherwise submitted for the approval of the holders of the Corporation’s Common Stock under applicable law unless the Corporation grants each Holder of record immediately prior to the consummation of such Significant Sale the right to require the Corporation, in accordance with the procedures set forth in Section G of this Article VI, to redeem any of the shares of Series B Preferred Stock held by such Holder in an amount per share, payable in cash (out of funds legally available therefor), equal to the amount set forth in Section IV.A(i) above less the Make-Whole Amount (the “Significant Sale Redemption Price”); provided, however, that this clause (v) shall not apply in the event that holders of at least 66 2/3% of the then-outstanding Common Stock vote in favor of such Significant Sale; provided further, however, that if (A) holders of at least a majority but less than 66 2/3% of the then-outstanding Common Stock vote in favor of such Significant Sale, and (B) holders of a majority of the then-outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class, vote in favor of such Significant Sale, then, notwithstanding anything to the contrary in this clause (v), the Corporation shall not be required to grant each Holder the redemption right as set forth in this clause (v); (vi) and shall not permit any of its Subsidiaries now or hereafter existing (other than SkyNet or any of its Subsidiaries) to, as long as at least thirty-three percent (33%) of the shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, purchase, repay, redeem, Guarantee or secure the SkyNet Preferred Stock, in whole or in part, provide credit support for the purpose of any of the foregoing , or otherwise agree to do any of the foregoing, with any assets other than (A) assets of SkyNet or any of its Subsidiaries or (B) the proceeds from a sale of Junior Liquidation Securities; or (vii) and shall not permit any of its Subsidiaries now or hereafter existing to, as long as at least thirty-three percent (33%) of the shares of Series B Preferred Stock and Series A Preferred Stock, in the aggregate, originally issued on the Closing Date are outstanding, make any Restricted Payment if, at the time the Company or such Subsidiary makes such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the Closing Date would exceed the sum of 50% of the Adjusted Consolidated Net Income of the Corporation accrued during the period (treated as one accounting period) beginning on the Closing Date to the end of the most recent fiscal quarter ended at least 45 days prior to the date of such Restricted Payment.

F. Without the consent or affirmative vote of each Holder affected, the Corporation shall not (a) amend, alter, repeal or waive the Certificate of Incorporation or this Certificate of Designation, whether by or in connection with any merger, consolidation, reclassification, business combination, joint venture, partnership, exchange, recapitalization, sale, transfer, conveyance, lease or other disposition of all or substantially all of its property or assets or otherwise, to (i) alter the voting rights of the Series B Preferred Stock or reduce the number of shares of such Series B Preferred Stock whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the Liquidation Preference, (iii) reduce the rate of or change the time for payment of dividends or impair the right of any Holder to institute suit for the enforcement of any payment of dividends; (iv) waive the consequences of any failure to pay dividends; (v) make any share of Series B Preferred Stock payable in any form other than as provided for in this Certificate of Designation; (vi) make any change in the provisions of this Certificate of Designation relating to waivers of rights of Holders to receive the Liquidation Preference and dividends; (vii) make any change in the amendment and waiver provisions of this Certificate of Designation; or (viii) make any change to the earliest date that the Corporation may mandatorily convert the shares of Series B Preferred Stock pursuant to Section A of Article V; or (b) from and after the date of the original issuance of the Series B-1 Preferred Stock, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation’s performance of its obligations hereunder.

G. Preferred Stock Voting Procedures Regarding Significant Sale. In the event that the Corporation seeks the approval of the holders of the Common Stock in connection with, including the approval of, a Significant Sale as described in clause (v) of Section VI.E, the Corporation shall simultaneously submit to such Holders of record any notice of a meeting, proxy statements, information statements or other communications that it sends or makes available to the holders of the Common Stock in connection with such Significant Sale (“Significant Sale Notice”). The Holders shall vote on such Significant Sale, as a separate class and in accordance with their voting rights provided herein, at the same meeting and pursuant to the same procedures that the Corporation establishes with respect to the vote of the holders of the Common Stock in connection with such Significant Sale; provided however, that if prior to the date that the meeting is set for such vote of the Holders on such Significant Sale, Holders of a majority of the then-outstanding shares of Series B Preferred Stock notify the Corporation in writing that they desire to vote separately and after the date set for the vote of the holders of Common Stock, then, if holders of at least a majority but less than 66 2/3% of the then-outstanding shares of Common Stock vote in favor of such Significant Sale, the Corporation shall convene and hold a meeting of Holders not less than ten (10) Business Days after the vote of the Common Stock is made available to such Holders, at which meeting the Holders shall be entitled to vote with respect to such Significant Sale. The Significant Sale Notice sent to Holders shall also set forth the circumstances in which each Holder has the right to require the Corporation to redeem any or all shares of Series B Preferred Stock held by such Holder at the effective time of the consummation of such Significant Sale and the procedures to be followed by such Holder in exercising such Holder’s right to cause such redemption. Failure by the Corporation to give the Significant Sale Notice as prescribed by the preceding sentence, or the formal insufficiency of any such Significant Sale Notice, shall not prejudice the rights of any Holder to cause the Corporation to redeem any such shares held by such Holder on the date of the consummation of such Significant Sale. At or prior to the time a Holder casts votes in connection with the Significant Sale, such Holder shall deliver a written notice to the Corporation (a “Significant Sale Election Notice”), stating whether or not it elects to require the Corporation to redeem any or all such shares of Series B Preferred Stock pursuant to clause (v) of Section VI.E hereof, and if so, specifying the number of shares to be so redeemed; provided, however, that in the event that such Holder does not deliver a Significant Sale Election Notice, such failure shall not prejudice the right of such Holder to vote with respect to the Significant Sale, and such Holder shall be deemed to have notified the Corporation that it elects not to have any of its shares redeemed pursuant to clause (v) of Section E of this Article VI. If the Significant Sale Election Notice states that the Holder elects to require the Corporation to redeem any or all such shares of Series B Preferred Stock pursuant to clause (v) of Section VI.E hereof, the Corporation shall redeem the number of shares so specified on the written notice of the Holder at the effective time of the consummation of such Significant Sale. The Corporation shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series B Preferred Stock as a result of a Significant Sale. If, and only if, and from and after the time the Significant Sale Redemption Price is paid in accordance with the terms hereof with respect to any share of Series B Preferred Stock to be redeemed pursuant to this Article VI, all dividends on such share of Series B Preferred Stock shall cease to accumulate and all rights of the Holder thereof as a Holder shall cease and terminate. For the avoidance of doubt, any Holder may elect to notify the Corporation that it shall not require the Corporation to redeem any share of Series B Preferred Stock in accordance with the procedures set forth in Section G of this Article VI and any such election or notice shall not prejudice such Holder from exercising all rights to redeem such share of Series B Preferred Stock in accordance with the procedures set forth in Section G of this Article VI in any subsequent Significant Sale.

VII. Conversion

A. (a) Conversion to Class B-1 Non-Voting Stock. Subject to subsection (c) of this Section A, as of and from the date of the Class B Non-Voting Stock Authorization, at the option and election of the Holder thereof, each share of Series B-1 Preferred Stock, and any unpaid dividends accumulated thereon (including any Arrearages and any dividends accumulated thereon) to the Conversion Date (as defined below), whether or not such dividends have been declared, may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Class B-1 Non-Voting Stock. As of the Conversion Date with respect to a share of Series B-1 Preferred Stock, such share shall be converted into that number (the “Class B-1 Non-Voting Stock Conversion Number”) of shares of Class B–1 Non-Voting Stock equal to the quotient of (A) the sum of (i) the Share Purchase Price for each share of Series B-1 Preferred Stock, plus (ii) an amount equal to all unpaid dividends accumulated on such share of Series B-1 Preferred Stock (including any Arrearages and any dividends accumulated thereon) to the Conversion Date whether or not such dividends have been declared, divided by (B) the Conversion Price in effect on the Conversion Date.

(b) Conversion to Class B-2 Non-Voting Stock. As of and from the date of the Class B Non-Voting Stock Authorization, at the option and election of the Holder thereof, each share of Series B-2 Preferred Stock may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Class B-2 Non-Voting Stock. As of the Conversion Date with respect to each share of Series B-2 Preferred Stock, such share shall be converted into that number (the “Class B-2 Non-Voting Stock Conversion Number”) of shares of Class B–2 Non-Voting Stock equal to the quotient of the Share Purchase Price, divided by the Conversion Price in effect on the Conversion Date.

(c) Conversion to Common Stock. Notwithstanding subsection (a) of this Section A, as of and from the Majority Ownership Date, at the option and election of the Holder thereof, each share of Series B-1 Preferred Stock, and any unpaid dividends accumulated thereon (including any Arrearages and any dividends accumulated thereon) to the Conversion Date, whether or not such dividends have been declared, may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Common Stock. As of the Conversion Date with respect to a share of Series B-1 Preferred Stock, such share shall be converted into that number (the “Common Stock Conversion Number”) of shares of Common Stock equal to the quotient of (A) the sum of (i) the Share Purchase Price for each share of Series B-1 Preferred Stock, plus (ii) an amount equal to all unpaid dividends accumulated on such share of Series B-1 Preferred Stock (including any Arrearages and any dividends accumulated thereon) to the Conversion Date whether or not such dividends have been declared, divided by (B) the Conversion Price in effect on the Conversion Date.

(d) Conversion to Series A-1 Preferred Stock.

(i) Conversion to Series A Preferred Stock Upon Certain Transfers. Upon the transfer of any share(s) of Series B-1 Preferred Stock to any Person who is not and does not become an Affiliate or Associate of, or a member of a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with, MHR, and is a Qualified Transferee, then the Series B-1 Preferred Stock (including any PIK Shares paid or accrued thereon in additional shares of Series B-1 Preferred Stock) held by such transferee shall be automatically converted into shares of Series A-1 Preferred Stock on a one for one basis.

In the event that (x) solely as a result of such transfer of shares of Series B-1 Preferred Stock, such transferee would become the Beneficial Owner of more than 35.9% of the voting power of the Corporation, or (y) such transferee is the Beneficial Owner of more than 35.9% but less than 50% of the voting power of the Corporation immediately prior to such transfer of shares of Series B-1 Preferred Stock (such transferee in each of (x) and (y), a “Disqualified Transferee”), then (A) in the case of clause (x) above, such number of shares of Series B-1 Preferred Stock transferred shall not be automatically converted into shares of Series A-1 Preferred Stock so that the transferee does not become the Beneficial Owner of more than 35.9% of the voting power of the Corporation solely as a result of such transfer, and (B) in the case of clause (y) above, all the shares of Series B-1 Preferred Stock so transferred shall not be automatically converted into shares of Series A-1 Preferred Stock. The restrictions on the automatic conversion of shares of Series B-1 Preferred Stock for shares of Series A-1 Preferred Stock set forth in this paragraph shall be of no further and effect as of and from the Majority Ownership Date.

(ii) Conversion to Series A-1 Preferred Stock By Certain Holders. Any Holder who is issued shares of Series B-1 Preferred Stock as a dividend pursuant to Section A of Article III of the Series A Certificate of Designation on any shares of Series A-1 Preferred Stock then held by such Holder who received such shares of Series A-1 Preferred Stock either (i) as a Person other than a Restricted Transferee in compliance with the Transfer Restriction, or (ii) as a Qualified Transferee pursuant to Section A(c)(i) of this Article VII, shall, at such Holder’s option and election, convert such shares of Series B-1 Preferred Stock in the manner provided herein at any time into fully paid and nonassessable shares of Series A-1 Preferred Stock on a one for one basis.

(iii) Threshold Conversion. If at any time after the Closing Date, the sum of the number of shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock and the number of shares of Common Stock held by MHR is below the Threshold, then a number of shares of the (i) Series B-1 Preferred Stock (including any PIK Dividends paid or accrued thereon), and (ii) Series B-2 Preferred Stock, if the Exchange Proposal Approval has occurred by such date, then held by MHR shall be converted in accordance with the procedures set forth in the paragraph immediately below into such number of shares of Series A-1 Preferred Stock (on a one for one basis) or Common Stock (at the then-applicable conversion rate) (such choice to be at the option and sole discretion of MHR) such that the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series A-1 Preferred Stock and Common Stock held by MHR equals (but does not exceed), as a percentage of the aggregate voting power of all outstanding securities issued by the Corporation at any time and from time to time (assuming the conversion of all outstanding shares of Series A-1 Preferred Stock held by MHR), the Threshold. In the event that (i) the shares of Series B Preferred Stock that are converted for Series A-1 Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence are not sufficient to increase the number of shares of Series A-1 Preferred Stock and Common Stock held by MHR so as to equal (but not exceed) the Threshold, or (ii) MHR does not hold any shares of Series B Preferred Stock to convert for Series A-1 Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence, then a number of shares of Class B-1 Non-Voting Stock held by MHR (if any) shall be converted in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation into Common Stock (on a one for one basis) such that the aggregate number of shares of Series A-1 Preferred Stock and Common Stock held by MHR (including the shares of Series B Preferred Stock that were converted for Series A-1 Preferred Stock or Common Stock, as the case may be, pursuant to the immediately preceding sentence) equals (but does not exceed) the Threshold.

The Corporation shall provide a written notice in substantially the form attached hereto as Exhibit K to the Securities Purchase Agreement (the “Threshold Conversion Notice”) not less than ten (10) days following the end of each calendar quarter and within five (5) Business Days after any issuance of securities exceeding two percent (2%) of the voting power of the Corporation. Within five (5) Business Days after receipt of the Threshold Conversion Notice, MHR shall either confirm the calculations set forth therein in a written notice substantially in the form attached to the Securities Purchase Agreement as Exhibit L (a “Notice of Confirmation”) or dispute the calculations set forth therein in a written notice substantially in the form attached to the Securities Purchase Agreement as Exhibit M (a “Notice of Disagreement”), and in either case specify whether any or all of such shares of Series B Preferred Stock, if any, are to be converted into shares of Series A-1 Preferred Stock or Common Stock. Within two (2) Business Days after the Corporation’s receipt of (i) a Notice of Confirmation, the Corporation shall issue such number of shares of Series A-1 Preferred Stock and/or Common Stock as set forth in the Threshold Conversion Notice, and (ii) a Notice of Disagreement, the Corporation shall issue such number of shares of Series A-1 Preferred Stock and/or Common Stock set forth in the Threshold Conversion Notice and the parties shall use their reasonable best efforts to resolve the disagreements set forth in the Notice of Disagreement and the Corporation shall, promptly upon such resolution, issue such number of additional shares of Series A-1 Preferred Stock and/or Common Stock as necessary. Each such date of issuance of shares of Series A-1 Preferred Stock and/or Common Stock pursuant to the terms of this Section A(d)(ii) shall be referred to herein as a “Threshold Conversion Issuance Date”).

(e) Except as otherwise provided in subsection (d) above, conversion of shares of the Series B Preferred Stock may be effected by any Holder thereof upon the surrender to the Corporation at the principal office of the Corporation or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors and identified to the Holders in writing upon such designation, of the certificate for such shares of Series B Preferred Stock to be converted accompanied by a written notice stating that such Holder elects to convert all or a specified whole number of shares represented by such certificate in accordance with the provisions of this Section A and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock to be issued. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock in such name or names. Other than such taxes, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practical, and in any event within three (3) Business Days after the Conversion Date (or fifteen (15) calendar days after the Conversion Date if the physical delivery of any certificate is involved), the Corporation shall deliver or cause to be delivered as directed by the Holder being converted (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock to which such Holder shall be entitled to, (ii) any cash that is required to be paid pursuant to subsection (f) of this Section A, and (iii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series B Preferred Stock evidenced by such surrendered certificate or certificates less the number of shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have occurred at the close of business on the date (the “Conversion Date”) of the giving of such notice by the Holder to be converted and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that as of such time the rights of the Holder thereof as to the shares being converted shall cease, except for the right to receive certificates representing shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock and/or cash in accordance herewith, and the Holder entitled to receive the shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock issued as a result of such conversion shall be treated for all purposes as having become the holder of such shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock at such time.

(f) In the event that the Series B Preferred Stock is to be redeemed or Series B-1 Preferred Stock is to be converted pursuant to Section V.B hereof, from and after 5:00 p.m. New York City time on the Trading Day immediately preceding (i) the Change of Control Redemption Date or the date of the Change of Control Approval (in the case of the procedures set forth in Section C of Article V), or (ii) the date of the consummation of the Change of Control or the date of the Change of Control Approval (in the case of the procedures set forth in Section D of Article V), the right of a Holder to convert shares of Series B Preferred Stock pursuant to this Section A shall cease and terminate, except if the Corporation shall default in payment thereof on the Change of Control Redemption Date or such later date as provided pursuant to Section C of Article V (in the case of the procedures set forth in Section C of Article V) or the date of the consummation of the Change of Control or such later date as provided pursuant to Section D of Article V (in the case of the procedures set forth in Section D of Article V), in which case all such rights shall continue unless and until such shares are redeemed or converted, as the case may be, and such price is paid in full in accordance with the terms hereof. Notwithstanding anything in the foregoing to the contrary, if the Conversion Date shall occur with respect to any shares of Series B Preferred Stock on or prior to any (i) Change of Control Redemption Date or the date of the Change of Control Approval (in the case of the procedures set forth in Section C of Article V), or (ii) the date of the consummation of the Change of Control or the date of the Change of Control Approval (in the case of the procedures set forth in Section D of Article V), such shares of Series B Preferred Stock shall be converted by the Corporation into Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock in the manner provided in this Section A.

(g) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock shall be issued. If more than one share of Series B Preferred Stock shall be surrendered for conversion by the same Holder on the same Conversion Date, the number of full shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered. If the conversion of any shares of Series B Preferred Stock results in a fraction of a share of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock, an amount equal to such fraction multiplied by the Closing Price per share of Common Stock on the Trading Day immediately preceding the day of conversion shall be paid to such Holder in cash by the Corporation.

(h) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock in accordance with the terms hereof, such number of its authorized but unissued shares of Series A Preferred Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock and Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Series A Preferred Stock, Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock and Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

B. Adjustment of Conversion Price. Except in connection with an Organic Change, which shall be subject to Section C below, the Conversion Price shall be subject to adjustment from time to time as follows:

(a) In case the Corporation after the date of the original issuance of the Series B-1 Preferred Stock shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Conversion Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Corporation issues or distributes to each Holder shares of Series B Preferred Stock as a Participating Dividend in compliance with Section A of Article III. If any dividend or distribution of the type described in this subsection (a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. For purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(b) In case the Corporation after the date of the original issuance of the Series B-1 Preferred Stock shall issue rights or warrants to all holders of any class of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price of the Common Stock on the record date for the determination of stockholders entitled to receive such right or warrant, the Conversion Price shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Closing Price on such record date, and (y) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Price on such record date, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the fair market value of such consideration, if other than cash, to be determined by the Board of Directors in its good faith judgment, whose determination shall be conclusive.

(c) In case after the date of the original issuance of the Series B-1 Preferred Stock outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the original issuance of the Series B-1 Preferred Stock outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Corporation after the date of the original issuance of the Series B-1 Preferred Stock shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (including any regular periodic cash dividend or extraordinary cash dividend), Equity Securities (other than Common Stock) or rights to subscribe for Equity Securities other than Common Stock, in each such case the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such record date, and (y) the denominator shall be such Closing Price per share of Common Stock on such record date plus the then-current fair market value as of such record date (as determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Corporation issues or distributes to each Holder the assets, securities or rights referred to above that each such Holder would have been entitled to receive had the Series B Preferred Stock held by such Holder been converted prior to such record date; provided further, however, that no adjustment shall be made if the Corporation issues or distributes to each Holder the assets, securities or rights referred to above as a Series B-1 Participating Dividend or Series B-2 Participating Dividend in compliance with Section A of Article III, provided further, however, that if the then-current fair market value (as so determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of such assets or evidences of indebtedness or Equity Securities or subscription rights so distributed that such Holder would have received had such Holder converted each share of its Series B Preferred Stock on the record date. If any dividend or distribution of the type described in this subsection (d) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. The Corporation shall provide any Holder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Securities referred to in this subsection (d).

(e) In case, after the date of the original issuance of the Series B-1 Preferred Stock, a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment) at the last time (the “Offer Time”) tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment), as of the Offer Time, of consideration payable in respect of any tender or exchange offer by the Corporation or any such Subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Conversion Price adjustment pursuant to this subsection (e) has been made, exceeds 7.5% of the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Time by a fraction of which (x) the numerator shall be (i) the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Tendered Shares”) and (y) the denominator shall be the product of (i) such Closing Price at the Offer Time multiplied by (ii) such number of outstanding shares at the Offer Time minus the number of Tendered Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(f) The Corporation may make such reductions in the Conversion Price, in addition to those required by clauses (a), (b), (c), (d) or (e) of this Section B, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or from any event treated as such for income tax purposes. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to the Holders of then-outstanding shares of Series B Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

(g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file at the principal office of the Corporation, or with an agent of the Corporation if one has been designated by the Board of Directors pursuant to Article IX.E hereof, a certificate signed by a duly authorized officer of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder at its last address appearing in the stock register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(h) Notwithstanding anything herein to the contrary, no adjustment under this Article VII shall be made to the Conversion Price unless such adjustment would require an increase or decrease of at least one-half of one percent (0.5%) of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one-half of one percent (0.5%) of such Conversion Price. No adjustment under this Article VII shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All calculations under this Section B shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share of Common Stock, as the case may be.

C. Organic Change. The Corporation shall not, without the consent or affirmative vote of each Holder:

(a) consummate an Organic Change (other than a transaction in which the Corporation is not the surviving entity as set forth in paragraph (b) below), unless lawful provision shall be made as part of the terms of the transaction effecting such Organic Change (i) whereby the terms hereof shall be modified, without payment of any additional consideration by any Holder, so as to provide that upon the conversion of shares of Series B Preferred Stock following the consummation of such Organic Change, a Holder shall have the right to acquire and receive (in lieu of or in addition to the shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock, as the case may be, acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as would otherwise have been required by the terms of the Series B Preferred Stock as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such shares of Series B Preferred Stock into Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock, as the case may be, immediately prior to such Organic Change, and (ii) so that all other terms (including the rights, preferences, privileges and powers of the Series B Preferred Stock and the holders thereof and the rights, preferences, privileges and powers of the Common Stock, Class B-1 Non-Voting Stock and Class B-2 Non-Voting Stock issuable upon the conversion thereof and the holders thereof) hereof shall remain in full force and effect following such an Organic Change. The provisions of this subsection (a) shall similarly apply to successive Organic Changes of the character described in this subsection (a); or

(b) enter into an Organic Change that is a transaction in which the Corporation is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities (the “New Securities”) to each Holder, without payment of any additional consideration by such Holder, with terms that provide that upon the conversion of the New Securities, the holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock, as the case may be, acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as would otherwise have been required by the terms of the Series B Preferred Stock as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such shares of Series B Preferred Stock into Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock, as the case may be, immediately prior to such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such Organic Change, shall be equivalent to the adjustments provided for in Section B of this Article VII. All other terms of such New Securities shall be substantially equivalent to the terms provided herein (including the rights, preferences, privileges and powers of the Series B Preferred Stock and the holders thereof and the rights, preferences, privileges and powers of the common stock and the holders thereof issuable upon the conversion thereof). The provisions of this subsection (b) shall similarly apply to successive Organic Changes of the character described in this subsection (b).

D. Certain Events. If any event similar to or of the type contemplated by the provisions of Section B or Section C of this Article VII, but not expressly provided for by such provisions, occurs, then the Board of Directors shall make an appropriate and equitable adjustment in the Conversion Price so as to protect the rights, preferences, privileges and powers of the Series B Preferred Stock and the Holders thereof; provided, that no such adjustment shall decrease the number of shares of Class B-1 Non-Voting Stock, Class B-2 Non-Voting Stock or Common Stock, as the case may be, issuable upon conversion of the Series B Preferred Stock.

VIII. Additional Definitions

For the purposes of this Certificate of Designation, the following terms have the meanings indicated:

“Adjusted Consolidated Net Income” means, for any period, the excess, if any, of (a) Consolidated Net Income, over (b) the sum of (i) Extraordinary Gains minus Extraordinary Losses, (ii) equity income (losses) in Unconsolidated Entities as set forth on the Income Statement using the equity method of accounting, (iii) Dividend Expenses, (iv) Interest Expenses, and (v) to the extent included in Consolidated Net Income, and not already accounted for in clauses (i)-(iv) above, Net Asset Sale Proceeds.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning set forth in Section VI.E of this Certificate of Designation.

“Arrearage” has the meaning set forth in Section III.C of this Certificate of Designation.

“Asset Disposition” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, contribution, conveyance, transfer or other disposition to or for the benefit of, or any exchange of property with, any Person (other than the Corporation or any of its Consolidated Entities), directly or indirectly, in one transaction or a series of transactions, of all or any part of the Corporation’s or any of its Consolidated Entities’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of, or owned by, any of the Corporation’s Consolidated Entities, other than (i) Accounts Receivable, Net, Inventories and Property, Plant and Equipment, Net sold or leased in the ordinary course of business, and (ii) the book value of Property, Plant and Equipment, Net, in each case, sold or leased other than in the ordinary course of business.

“Asset Disposition Proceeds” means, with respect to any Asset Disposition during any period, an amount equal to any payments, in cash, securities or otherwise (including any payments received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise) received by or paid on account or for the benefit of the Corporation or any of its Consolidated Entities from such Asset Disposition.

“Asset Sale” has the meaning set forth in paragraph (d) of the definition of “Change of Control.”

“Asset Sale Covenant” has the meaning set forth in Section V.F of this Certificate of Designation.

“Asset Sale Default” means the occurrence of the Corporation’s failure to comply with any Asset Sale Covenant.

“Associate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

“Balance Sheet” means the Consolidated Balance Sheets of the Corporation included within the Corporation’s periodic reports filed pursuant to the Exchange Act.

“Beneficial Owner” has the meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Bylaws” means the Bylaws of the Corporation, as amended from time to time.

“Capital Lease” means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a “capital lease” on the balance sheet of such Person in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, partnership interests and limited liability company interests, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Capital Stock, whether existing now or at any time in the future.

“Cash Dividend” has the meaning set forth in Section III.B of this Certificate of Designation.

“Cash Flow Statement” means the Consolidated Statements of Cash Flows of the Corporation included within the Corporation’s periodic reports filed pursuant to the Exchange Act.

“Change of Control” means the occurrence of any of the following events:

(a) any Person (which, in the case of a merger, consolidation, business combination, reclassification, joint venture, partnership, exchange, recapitalization or other similar transaction, may include more than one Person and such term in this clause shall be adjusted to be read in plural accordingly) is or becomes pursuant to a transaction the Beneficial Owner (except that for purposes of this clause (a) such Person (the “specified person”) shall be deemed to be the Beneficial Owner of all shares that such specified person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of either (i) more than 50%, or (ii) 90% or more of the aggregate voting power of the then outstanding capital stock of the Corporation (including any successor to the Corporation), each of which events (i) or (ii) shall be a Change of Control (for the purposes of this clause (a), such specified person shall be deemed to be the Beneficial Owner of any Common Stock of the Corporation or any other Person held by any entity (a “parent entity”) if such specified person is the Beneficial Owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the then outstanding capital stock of such parent entity), including, without limitation, in either event through merger or consolidation of the Corporation with or into another Person or any Person consolidates or merges with or into the Corporation and as a result of such transaction the Beneficial Owners of Common Stock immediately prior to such transaction hold less than 50% in the case of clause (i) above or 10% or less in the case of clause (ii) above, of the aggregate voting power of the then outstanding capital stock of the surviving entity or other acquisition of securities of the Corporation;

(b) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by (i) a vote of a majority of the directors of the Corporation then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved or (ii) a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock, voting together as a single class) cease for any reason to constitute a majority of such Board of Directors then in office;

(c) the Corporation commences a voluntary case under Title 11 of the United States Code (the “Bankruptcy Code”), or any similar federal or state law for the relief of debtors, or adopts a plan under the Bankruptcy Code, that could result in the liquidation or dissolution of the Corporation;

(d) the consummation of any Sale or multiple Sales of any assets of the Corporation or any of its Subsidiaries for consideration which, in the aggregate, is received or is valued in excess of Twenty-Five Million Dollars ($25,000,000) that is not otherwise a Change of Control as defined in section (e) below (an “Asset Sale”), provided, however, that such Asset Sale shall not be deemed to constitute a Change of Control unless and until there has occurred an Asset Sale Default, at which time such Asset Sale shall be deemed to be a Change of Control; or

(e) the Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis); provided, however, that any one single Sale of only SkyNet or only SS/L (including any of their respective Subsidiaries), or any of their respective assets, whether now owned or hereafter acquired, other than inventory sold or leased in the ordinary course of business, shall be deemed not to be a Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis). Notwithstanding the foregoing, any Sale of (i) SS/L or substantially all of SS/L’s assets subsequent to any Significant Sale, (ii) SkyNet or substantially all of SkyNet’s assets subsequent to any Significant Sale, or (iii) the Investment Interest, in any case, shall be a Sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis) if so determined pursuant to and in accordance with applicable law on the date of the consummation of such Sale.

“Change of Control Redemption Price” means the consideration to be paid to a Holder pursuant to Section V.B(a) hereof.

“Changes in Operating Assets and Liabilities” means, for any period, (a) the sum of the amounts identified as changes in operating assets under the caption “Changes in Operating Assets and Liabilities” on the Cash Flow Statement (including, without limitation, Accounts Receivable, Net, Contracts-in-Process, Inventories, Long-Term Receivables (including Principal Orbital Receivables), Deposits, Other Current Assets and Other Assets and deferred income taxes), over (b) the sum of the amounts identified as changes in operating liabilities under the caption “Changes in Operating Assets and Liabilities” on the Cash Flow Statement (including, without limitation, Accounts Payable, Accrued Expenses and other Current Liabilities, Customer Advances, Income Taxes Payable, Pension and Other Postretirement Liabilities, Long-Term Liabilities, and Other). Notwithstanding anything to the contrary set forth in this Certificate of Designation, capitalized terms used but not defined in the definition of “Changes in Operating Assets and Liabilities” means the amounts ascribed to such capitalized terms on the Cash Flow Statement.

“Class B Non-Voting Stock Authorization” shall mean the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware authorizing the creation of the Class B-1 Non-Voting Stock and Class B-2 Non-Voting Stock and the subsequent reservation of all such shares for issuance upon conversion of any shares of Series A Preferred Stock and Series B Preferred Stock pursuant to the terms of the Series A Certificate of Designation and Series B Certificate of Designation, respectively, and the exchange of the Class B-2 Non-Voting Stock for Class B-1 Non-Voting Stock pursuant to the terms of the Certificate of Incorporation, provided that if, at the time of such filing, there are no shares of (i) Series A-2 Preferred Stock outstanding, such amendment to the Certificate of Incorporation shall eliminate the Series A-2 Preferred Stock from the authorized capital of the Corporation, and (ii) Series B-2 Preferred Stock outstanding, such amendment to the Certificate of Incorporation shall eliminate the Series B-2 Preferred Stock from the authorized capital of the Corporation.

“Closing” has the meaning assigned to such term in the Securities Purchase Agreement.

“Closing Date” has the meaning assigned to such term in the Securities Purchase Agreement.

“Closing Price” with respect to the per share price of Common Stock on any day means the last reported bid price regular way on NASDAQ (or the New York Stock Exchange, NASDAQ Small Cap Market or American Stock Exchange, in the event any such market or exchange constitutes the principal market on which the Common Stock is quoted or listed or admitted to trading) (such four markets and exchanges, the “Approved Markets”) or, if not quoted or listed or admitted to trading on any such Approved Market, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Corporation for that purpose. In the case of a dispute as to the calculation of the Conversion Price or if the Closing Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding shares of Series B Preferred Stock.

“Consolidated Entities” means those entities that are consolidated into the Consolidated Financial Statements of the Corporation in accordance with GAAP.

“Consolidated Free Cash Flow” means, for any period, the excess, if any, of (a) the sum of (i) Net Income (Loss), (ii) Depreciation and Amortization, (iii) amortization of goodwill to the extent not reflected in Depreciation and Amortization, (iv) depreciation of property, plant and equipment to the extent not reflected in Depreciation and Amortization, (v) Amortization of Stock Option Compensation, (vi) to the extent included in Net Income (Loss), any cash legal expenses incurred in connection with ongoing litigation, (vii) cash dividends from Unconsolidated Entities, (viii) any write-down minus any write-up of any item included in the Balance Sheet (other than any write-down or write-up of any debt or Shareholders’ Equity) to the extent not included in Changes in Operating Assets and Liabilities, and (ix) any decrease in goodwill, other than to the extent included in (ii), (iii) or (viii) of this subclause (a), that results in an accounting reclassification, over (b) the sum of (i) Extraordinary Gains minus Extraordinary Losses, (ii) cash, securities, assets or other property received in connection with or pursuant to any legal settlements entered into by the Corporation or any of its Consolidated Entities, (iii) Changes in Operating Assets and Liabilities, (iv) Asset Disposition Proceeds to the extent that such Asset Disposition Proceeds exceed $100,000 in any single transaction or series of related transactions, (v) Capital Expenditures minus (A) any Indebtedness incurred in connection with any such Capital Expenditures, and (B) any Capital Expenditures to the extent such Capital Expenditures were made with any Insurance Proceeds Received, (vi) Repurchase Expenses, (vii) scheduled principal payments on Indebtedness of the Corporation and its Consolidated Entities during such period, including the principal portion of scheduled payments under any Capital Lease, other than in connection with a refinancing of such Indebtedness, (viii) payments on Indebtedness of any other Person during such period, other than in connection with a refinancing of such Indebtedness, (ix) Dividend Expenses, (x) Insurance Proceeds Received that are not used in such period for Capital Expenditures, (xi) Investments In and Advances To Affiliates minus any Indebtedness incurred in connection with any such Investments In and Advances To Affiliates, (xii) to the extent not reflected in Changes in Operating Assets and Liabilities, any increase in deferred tax asset minus any decrease in deferred tax asset, (xiii) to the extent not reflected in Changes in Operating Assets and Liabilities, any decrease in deferred tax liability minus any increase in deferred tax liability, and (xiv) (A) any gains minus (B) any losses, in either case, (1) recognized on any foreign exchange transaction not hedging a contract entered into in the ordinary course of business consistent with past practice, and (2) in connection with (I) the repurchase of any debt or equity of the Corporation or any of its Consolidated Entities, (II) Discontinued Operations, (III) inventory sales/obsolescence, (IV) sales of orbital slots and any other assets, (V) equity income (losses) in Unconsolidated Entities as set forth on the Income Statement using the equity method of accounting, and (VI) legal settlements to the extent not included in Net Income (Loss) or Changes in Operating Assets and Liabilities, in each case, for such period.

All of the terms contained within the definition of “Consolidated Free Cash Flow” (including such terms contained within any defined terms) shall be determined in accordance with GAAP consistent with the Corporation’s practice as of the date hereof. Capitalized terms used in the definition of “Consolidated Free Cash Flow” but not defined in this Certificate of Designation mean the amounts ascribed to such capitalized terms in the Consolidated Financial Statements of the Corporation included within the Corporation’s periodic reports filed pursuant to the Exchange Act.

“Consolidated Net Income” means the amount ascribed to the term “Net Income (Loss)” in the Income Statement.

“Conversion Price” equals (x) 0.1 multiplied by (y) Share Purchase Price, as adjusted from time to time pursuant to Article VII hereof. With respect to any share of Series B Preferred Stock issued after the date of the original issuance of the Series B Preferred Stock, the Conversion Price of such share shall be determined as if such share were issued on the date of the original issuance of the Series B Preferred Stock.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dividend Determination” has the meaning set forth in Section III.B of this Certificate of Designation.

“Dividend Expenses” means, to the extent not included in Net Income (Loss), any dividends paid in cash, Capital Stock, in kind or otherwise, in respect of any Capital Stock issued at any time by the Corporation or any of its Consolidated Entities.

“Eligible Joint Venture” means a Joint Venture the entire equity interest of which (other than that held by the third party Joint Venture partner(s)) is held by the Corporation or a wholly-owned Subsidiary thereof.

“Equity Securities” of any Person, means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

“Exchange Proposal Approval” has the meaning set forth in the Corporation’s Second Amended and Restated Certificate of Incorporation.

“Extraordinary Gains” means the amount ascribed to such term in the Income Statement.

“Extraordinary Losses” means the amount ascribed to such term in the Income Statement.

"GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in: (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (2) statements and pronouncements of the Financial Accounting Standards Board; (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Governmental Entity” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into by the Corporation or any of its Consolidated Entities which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Income Statement” means the Consolidated Statements of Operations of the Corporation included within the Corporation’s periodic reports filed pursuant to the Exchange Act.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases; (iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed; (v) all obligations of such Person to pay the deferred purchase price of assets; (vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person Guaranteeing or intended to Guarantee (whether directly or indirectly Guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

“Interest Expenses” means, to the extent not included in Net Income (Loss), for any period, the total interest expense of the Corporation and its Consolidated Entities, plus, to the extent not included in such total interest expense, and to the extent incurred by the Corporation or its Consolidated Entities, without duplication, (1) non-cash interest expense, and (2) interest expense in connection with vendor financing activities during such period.

“Investors” has the meaning set forth in the Securities Purchase Agreement.

“Law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Entity.

“Lien” means any mortgage, pledge, lien , security interest, claim, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever.

“Majority Ownership Date” means the earlier of the date that (i) MHR becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) (excluding any shares of Series A-1 Preferred Stock issued on the Closing Date or Common Stock issued upon the conversion thereof), and (ii) a Person unrelated to MHR becomes the Beneficial Owner, directly or indirectly, of shares of capital stock of the Corporation (other than any shares acquired in violation of the Transfer Restriction) constituting, upon exercise or conversion into Common Stock of all in-the-money convertible securities, options and warrants that such person has the immediate right to so exercise or exchange, more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding; provided that the Majority Ownership Date shall not be deemed to have occurred pursuant to clause (ii) above if at such time MHR would, upon conversion of any shares of Series A Preferred Stock, Class B-1 Non-Voting Stock or Class B-2 Non-Voting Stock then held by it into Common Stock and upon conversion of any shares of Series B-1 Preferred Stock then held by it into Series A-1 Preferred Stock or Common Stock, become the Beneficial Owner of more than 50% of the Common Stock of the Corporation (including any successor to the Corporation) that would be outstanding following the exercise or conversion of all in-the-money convertible securities, options and warrants of the Corporation then outstanding.

“Make-Whole Amount” means an amount equal to all dividends that would have accrued and accumulated on each share of Series B-1 Preferred Stock (assuming payment of all accrued dividends on each Dividend Payment Date) from the date of a Change of Control (and assuming the Change of Control did not occur) through the date that is sixty-six (66) months after the original issuance of the Series B-1 Preferred Stock.

“MHR” means MHR Fund Management LLC and any successor thereto (“Fund Management”) and any investment fund or other entity controlled by, or under common control with, Fund Management or any Person that controls or is controlled by Fund Management.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Corporation or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs, including all fees and expenses, incurred in connection with such Asset Sale.

“Organic Change” means, with respect to the Corporation, any transaction other than a Change of Control (including without limitation any recapitalization, capital reorganization or reclassification of any class of capital stock (other than a change in par value, or from par value to no par value, or from no par value to par value), any consolidation or amalgamation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger in which the Corporation survives and which does not result in any change of the capital structure of the Corporation at that time, including a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Corporation), any sale or transfer or lease of all or substantially all of the property or assets of the Corporation or any compulsory share exchange) pursuant to which any class of capital stock of the Corporation is converted into the right to receive other securities, cash or other property.

“Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Orbital Receivables” means any deferred receivable of principal amounts due with respect to any satellite manufactured by SS/L, the receipt of which is contingent upon the continued performance of SS/L’s obligations in connection with such satellite.

“Prior Twelve Month Period” has the meaning set forth in Section III.B of this Certificate of Designation.

“Qualified Transferee” means a Person other than a Disqualified Transferee.

“Regulatory Approval” means any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any regulatory body, commission, board, bureau, agency or instrumentality, in each case whether federal, state, local or foreign.

“Repurchase Expenses” means, with respect to any redemption, retirement, sinking fund or similar payment, purchase, repurchase, exchange or other acquisition for value, direct or indirect, of any shares of Capital Stock or Indebtedness of the Corporation or any of its Consolidated Entities other than in connection with any refinancing during any period, an amount equal to any payments, in cash or otherwise (including any cash payments made by way of deferred payment pursuant to, or by monetization of, a note payable or otherwise), paid by or on behalf or for the account of the Corporation or any of its Consolidated Entities, directly or indirectly relating thereto.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Corporation, any of its Subsidiaries or any Joint Venture now or hereafter outstanding (other than (x) by wholly-owned Subsidiaries (including, without limitation, SkyNet, so long as SkyNet remains a wholly-owned Subsidiary), (y) by XTAR, L.L.C. pursuant to the provisions of its applicable governing agreements and related documents as in effect as of the Closing Date without any amendment, restatement or any other change thereto, or (z) by an Eligible Joint Venture formed by the Corporation or by a wholly-owned Subsidiary of the Corporation on and after the Closing Date to the Corporation or any of its wholly-owned Subsidiaries pursuant to such Eligible Joint Venture’s applicable governing documents); or (ii) any redemption, retirement, sinking fund or similar payment, purchase, repurchase, exchange or other acquisition for value, direct or indirect, of any shares of Capital Stock of the Corporation, any of its Subsidiaries or any Joint Venture now or hereafter outstanding; in each case, including any payment in connection with any merger or consolidation involving the Corporation, any of its Subsidiaries or any Joint Venture (each, a “Repurchase”); provided, however, that such Repurchase shall not constitute a Restricted Payment if the Repurchase (v) is of convertible debt securities of the Corporation or any of its Subsidiaries and such Repurchase is effected at not greater than the stated value of such convertible debt securities plus accrued interest, if any; (w) is by any wholly-owned Subsidiary of its own Capital Stock; (x) is effected solely with the proceeds from a sale of Junior Liquidation Securities; (y) if approved pursuant to and in accordance with Section E(vi) of Article VI hereunder by a majority of the Series A Preferred Stock and Series B Preferred Stock voting together as a single class; or (z) is of an equity interest of an Eligible Joint Venture.

“Restricted Transferee” has the meaning ascribed to such term in the Securities Purchase Agreement.

“Sale” means any sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, contribution, conveyance, transfer or other disposition to or for the benefit of, or any exchange of property with, any Person (other than the Corporation and any of its Subsidiaries), directly or indirectly, in one transaction or a series of transactions (whether through merger, consolidation, reclassification, business combination, joint venture, partnership, tender offer, exchange offer, share exchange, recapitalization, sale of the Capital Stock of any of the Corporation’s Subsidiaries or other similar transaction or otherwise) other than in the ordinary course of business consistent with past practice; provided, however, that any one single transaction or one single series of related transactions (the “Exempted Transaction”) in which (i) the Corporation receives, in consideration for such property, an equity interest (the “Investment Interest”) of an entity that will own, directly or indirectly, such property upon the consummation of such one single transaction or one single series of related transactions, (ii) the consideration other than the Investment Interest received by the Corporation in connection with such Exempted Transaction constitutes not more than either (a) 25% of the total consideration received by the Corporation or (b) Twenty-Five Million Dollars ($25,000,000) cash, and (iii) the Investment Interest has a fair market value substantially equivalent to at least the fair market value of such property, then such one single transaction or one single series of related transactions shall be deemed not to constitute a “Sale” hereunder.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of October 17, 2006, by and between the Investors and the Corporation, as amended and restated by the Amended and Restated Securities Purchase Agreement between the same parties, dated as of February 27, 2007, as further as amended, supplemented or otherwise modified from time to time.

“Share Purchase Price” has the meaning set forth in the Securities Purchase Agreement.

“Significant Sale” means a Sale of either SS/L or SkyNet or all or substantially all of their respective assets (determined on a consolidated basis of each of SS/L or SkyNet, as applicable).

“Significant Sale Election Notice” has the meaning set forth in Section VI.G of this Certificate of Designation.

“Significant Sale Notice” has the meaning set forth in Section VI.G of this Certificate of Designation.

“Significant Sale Redemption Price” has the meaning set forth in Section VI.E of this Certificate of Designation.

“SkyNet” means Loral SkyNet Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Corporation.

“SkyNet Preferred Stock” means the Series A 12% Non-Convertible Preferred Stock of SkyNet.

“Subsidiary” means as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries; provided, however, that no Joint Venture (as such term is defined in the Securities Purchase Agreement) shall be considered (i) a “Subsidiary” of the Corporation or (ii) a “Subsidiary” of any Subsidiary of the Corporation.

“30-Trading Day Reference Period” means any period of thirty (30) consecutive Trading Days (including the last Trading Day of such period).

“Threshold” means 39.999% of the aggregate voting power of all outstanding securities issued by the Corporation at any time and from time to time (assuming the conversion of all outstanding shares of Series A-1 Preferred Stock).

“Trading Day” means any day on which NASDAQ is open for trading, or if the shares of Common Stock are not quoted on the NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

“Transfer Restriction” has the meaning as set forth in the Securities Purchase Agreement.

“Unconsolidated Entities” means those entities in which the Corporation or any of its Consolidated Entities hold an equity interest, other than any Consolidated Entities.

IX. Miscellaneous

A. Notices. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon (i) personal delivery thereof, (ii) transmittal of such notice by telecopy (with confirmation of receipt by telecopy), (iii) five days after transmittal by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after transmittal by next-day or overnight mail or delivery, return receipt requested, addressed as follows:

(a) if to the Corporation, to its office at 600 Third Avenue, New York, NY 10016 (Attention: General Counsel) with a copy to the transfer agent for the Series B Preferred Stock;

(b) if to a Holder, to such holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock); or

(c) to such other address as the Corporation or such Holder, as the case may be, shall have designated by notice similarly given.

B. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares of Series B Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on issuance set forth herein.

C. Enforcement. Any registered Holder may proceed to protect and enforce its rights and the rights of such Holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

D. Transfer Taxes. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designation, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion or exchange of, or other securities or property issued on account of, shares of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series B Preferred Stock so converted, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

E. Transfer Agent. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each Holder of record.

F. Record Dates. In the event that the Series B Preferred Stock shall be registered under either the Securities Act or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series B Preferred Stock.

G. Schedule 13D Filings Conclusive. The information contained in the Schedule 13D filed by MHR with the United States Securities and Exchange Commission with respect to its beneficial ownership of securities of the Corporation as stated therein, as amended from time to time, shall be conclusive for the purposes of the Corporation’s compliance with its obligations under Section III.D hereunder, absent manifest error, unless MHR has delivered written notice to the Corporation relating to the information contained in such Schedule 13D to the Corporation as provided in Section IX.A.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Executive Vice President and Chief Financial Officer, this 27th day of February, 2007.

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Richard J. Townsend

Name: Richard J. Townsend Title: Executive Vice President and Chief Financial Officer